PATENT ASSIGNMENT

WHEREAS, OptimizeRx Corporation, a Nevada Corporation, with a place of business at 407 Sixth Street, Rochester, Michigan, (hereinafter "ASSIGNOR") is the owner of U.S. Provisional Application No. 611277,161 , for "Method of Distributing and Tracking Prescription Drug Samples and Saving Coupons for Prescriptions Via the Internet";

WHEREAS, ASSIGNOR desires to assign all right, title and interest in and to U.S. Patent Provisional Application No. 61 /277,161 to OptimizeRx Corporation, a Michigan Corporation, with a place of business at 407 Sixth Street, Rochester, Michigan (hereinafter "ASSIGNEE"); and

WHEREAS, ASSIGNEE is desirous of acquiring the entire right, title and interest in and to U.S. Provisional Application No. 61/277,161 ;

NOW, THEREFORE, in consideration of the sum of One Dollar ($1 .00) and other good and valuable consideration, the receipt and adequacy of all of which are hereby acknowledged, ASSIGNOR agrees to assign, and hereby does assign, effective February 6, 2013, all right, title, and interest in and to U.S. Provisional Application No. 61/277,161 , together with any utility applications that claim priority, continuations, continuations in part, divisionals, reissues, reexaminations, and extensions thereof, including the right to claim priority under the laws of the United States, the Paris Convention, and any foreign countries, and further, including the right to sue for and to recover for past infringements thereof, unto said ASSIGNEE, its successors and assigns.

ASSIGNOR represents that at the time of execution of this Patent Assignment, ASSIGNOR is the owner of all right, title, and interest in and to U.S. Provisional Application No. 61/277,161 , and that ASSIGNOR has not assigned, transferred, licensed or encumbered ASSIGNOR'S rights therein, and that ASSIGNOR will not hereafter assign or attempt to assign any rights therein, or take any other action inconsistent with this Patent Assignment.

ASSIGNOR agrees to execute such further documents and take such acts as reasonably required by ASSIGNEE or ASSIGNEE'S successor to secure and enforce ASSIGNEE's rights in U.S. Provisional Application No. 61/277,161 , including but not limited to further assignments.

OPTIMIZERx CORPORATION, a Nevada Corporation
/s/ Shad Stastney By: Shad Stastney Title: CEO-OptimizeRx Corporation Date: 2/6/2013

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STATE OF NEW YORK:

COUNTY OF NEW YORK:

On this 6th day of February, 2013, before me, a Notary Public, within and for the County of New York, State of New York, personally appeared Shad Stastney, to me known to be the person described in and who acknowledged executing the forgoing instrument as a free act and deed, and who also represented that he is authorized to execute the same.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal the date and year last above written.

/s/ Andrew Comito

Notary Public

My Commission Expires: Sept 15, 2016

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